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                                                                   EXHIBIT 10.36


                            GREENBRIAR CORPORATION

                     NON-QUALIFIED STOCK OPTION AGREEMENT


                                       Optionee: James R. Gilley
                                       Number of Shares: 200,000
                                       Option Exercise Price:  $13.275
                                       Date of Grant: December 31, 1996,



1.1.1.   Grant of Options.  Greenbriar Corporation ("Company") hereby grants
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to the above-named optionee ("Optionee"), Non-Qualified Stock Options
(collectively, "Options") to purchase at the Option Exercise Price (set forth above) per share and on the terms and conditions set forth in this agreement ("Agreement") that number of shares, as adjusted as herein provided (as so adjusted, "Option Shares"), of its common stock, $.01 par value per share ("Common Stock"), as is set forth above. The exercise price is the fair market value per share of the Common Stock as reflected by the closing price of the Common Stock on the American Stock Exchange for the ten trading days ended December 31, 1996, pursuant to a grant by the Compensation Committee of the Company that was approved by the Board of Directors.

1.1.1.   Term of Options and Limitations on Right to Exercise.  The Options
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shall become exercisable in full on the date hereof and listing of the shares of
Common Stock on the American Stock Exchange, and shall expire at 5:00 p.m., Dallas, Texas time, on December 31, 2006, unless sooner terminated pursuant hereto.

1.1.1.   Exercise of Options. Other terms, times and conditions of exercise of
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the Options are as follows:

(a) Prior to the Expiration Date, the Options shall be fully exercisable in whole or in part for a number of shares up to the aggregate number of all of the Option Shares.

(a) Upon the death or Disability of the Optionee, the Optionee or the personal representative of the Optionee, as applicable, may exercise the Options to the extent not previously exercised (and, in the case of death, to the extent the Options could have been exercised by the Optionee on the date of death) subject to the terms set forth in this Agreement, until their termination as provided by Section 2 hereof.

(a) The Options shall be exercised by written notice directed to the Secretary of the Company. Such written notice shall be accompanied by full payment in cash for the number of Option Shares specified in such written notice.

(a) If the Optionee is subject to restrictions regarding the Optionee's right to sell shares of Common Stock under applicable securities laws and as a consequence exercise of the Options would not be taxable under the provisions of Section 83(c) of the Code, the Optionee, upon exercise of the

          Options, shall be authorized to make an election to be taxed upon exercise of the Options under Section 83(b) of the Code. To effect such election, the Optionee may file an appropriate election with the Internal Revenue Service within thirty (30) days after exercise of the Options and otherwise in accordance with applicable Treasury Regulations.

(a) The Optionee recognizes that the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company or any subsidiary of the Company is required by any law or regulation or any governmental authority, whether
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     federal, state or local, domestic or foreign, to make in connection with the Optionee's exercise of the Options.

(a) Subject to the terms of this Agreement, the Options may be exercised at any time and without regard to any other option to purchase stock of the Company held by the Optionee.

     g. In the event the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, stock dividend, or transaction having similar effect, the total number of shares subject to this Option shall be proportionately and appropriately adjusted. Following a transaction described above, if the Company continues in existence, the number and kind of shares that are subject to any Option and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Company may (i) declare that all Options shall terminate 30 days after the Committee gives written notice to all Optionee's of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify the Optionee that the Options shall apply with appropriate adjustments as determined by the Company to the securities of the successor corporation to the Optionee would have been entitled, or (iii) take action that is some combination of aspects of (i) and
          (ii). The determination by the Company as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.

1.1.1.   Nontransferability.  The Options are not transferable except by will
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or by the laws of descent and distribution and are subject to the provisions of
Section 7 hereof. The Options may be exercised during the lifetime of the Optionee only by the Optionee.

1.1.1.   Limitation of Rights.  The Optionee shall have no rights as a
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stockholder with respect to the Option Shares until the Optionee shall become the holder of record of such Option Shares. Neither the Plan, the granting of the Options nor this Agreement shall impose any obligation on the Company or any subsidiary of the Company to continue the employment of the Optionee.

1.1.1.   Optionee's Best Efforts Covenant.  The Optionee hereby agrees to use
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the Optionee's best efforts to provide services to the Company in a workmanlike manner and to promote the Company's interests.

1.1.1.   Restrictions on Transfer and Pledge.  Except as otherwise provided
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herein, the Options and all rights and privileges granted hereunder shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

1.1.1.   Restrictions on Issuance of Option Shares.  If at any time the Board
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of Directors or the Committee determines, in its discretion, that listing, registration or qualification of the Option Shares covered by the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Options, the Options may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee. The Board or Committee, as the case may be, shall make such a determination, and notify the Optionee of its determination, within two (2) days after receiving the Optionee's written notice of exercise of his Options. In the event of any such determination by the Board or the Committee, the Company shall use its best efforts to effect or obtain such listing, registration, qualification, consent or approval.
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1.1.1.   Successors. This Agreement shall be binding upon any successor of the
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Company, in accordance with the terms of this Agreement and the Plan.

1.1.1.   Stock Reserve.  The Company shall at all times during the term of
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this Agreement reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Agreement. The Company shall pay all original issue taxes (if any) on the exercise of the Options, and all other fees and expenses necessarily incurred by the Company in connection therewith.

          11.  Stockholder Approval. This Agreement shall be subject to the
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receipt of approval by the Stockholders of the Company if required by the rules of the American Stock Exchange, and to the listing of the shares underlying the options on the American Stock Exchange.

          12.  Investment Intent. The Optionee hereby represents and warrants as
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follows:

               a. The Shares will be acquired for the Optionee's own account without the participation of any other person, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof.

               b. The Optionee, through the Optionee's position with the Company, has access to all material information with regard to the Company.

               c. The Optionee will not acquire the Shares based upon any representation, oral or written, by any person with respect to the future value of or income from the Shares but rather upon an independent examination and judgment as to the prospects of the Company.

               d. The Shares were not offered to the Optionee by means of publicly disseminated advertisements or sales literature, nor is the Optionee aware of any offers made to other persons by such means .

               e. The Optionee acknowledges that the Optionee must continue to bear the economic risk of the investment in the Shares for an indefinite period and recognizes that the Shares will be: (i) transferred without registration under any state or federal law relating to the registration of securities for sale; and (ii) issued and transferred in reliance on the exemption from registration provided by Section 4(2) of the United States Securities Act of 1933, as amended (the "1933 Act").

          IN WITNESS WHEREOF, Greenbriar Corporation acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Optionee has executed this Agreement, effective this 9th day of January, 1997.


                         GREENBRIAR CORPORATION



                         By:    /s/ Gene S. Bertcher
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                              Name:  Gene S. Bertcher
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                              Title: Executive Vice President
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                            /s/ James R. Gilley
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                          OPTIONEE - James R. Gilley